Exhibit 99.1

NEWS RELEASE

SIDEWINDER DRILLING TO ACQUIRE UNION DRILLING
FOR APPROXIMATELY $242 MILLION

Acquisition Price of $6.50 per Share in All Cash Tender Offer

FORT WORTH and HOUSTON, Texas, September 25, 2012 – Union Drilling, Inc. (NASDAQ: UDRL) (“Union Drilling”), a land drilling services and equipment contractor headquartered in Fort Worth, Texas, and Sidewinder Drilling Inc. (“Sidewinder”), a Houston-based land drilling company controlled by Avista Capital Partners, today announced that the two companies have entered into a definitive agreement and plan of merger pursuant to which Sidewinder will acquire all of the outstanding shares of Union Drilling common stock in an all-cash tender offer valued at approximately $242 million.

Under the terms of the agreement and plan of merger, which has been unanimously approved by Union Drilling’s Board of Directors, Sidewinder’s acquisition subsidiary, Fastball Acquisition, Inc. (“Fastball”), will commence a cash tender offer to purchase all of the outstanding shares of Union Drilling for $6.50 per share. The purchase price represents a premium of 40.0% over the 60-day volume weighted average share price of Union Drilling and a premium of 26.8% over the 30-day volume weighted average share price of Union Drilling as of Monday, September 24, 2012, the last full trading day before today’s announcement.

The tender offer and the merger are subject to customary closing conditions set forth in the agreement and plan of merger, including the satisfaction of the minimum tender condition in the tender offer that 67.2% of Union Drilling’s outstanding shares on a fully diluted basis be tendered to Sidewinder’s merger subsidiary and the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. In the event that the minimum tender condition is not met, and in certain other circumstances, the parties have agreed to complete the transaction through a one-step merger after receipt of Union Drilling stockholder approval.  Sidewinder has received voting agreements with certain Union Drilling stockholders representing 51% of the outstanding shares of Union Drilling to vote in favor of the transaction. The closing of the transaction is expected in the fourth quarter of 2012.

The Board of Directors of Union Drilling has unanimously determined that the offer and the merger are in the best interests of Union Drilling’s stockholders and will recommend that Union Drilling stockholders accept the offer and tender their shares in the offer when it is made.

“This transaction with Sidewinder recognizes the value of Union Drilling’s land drilling equipment, scale, scope of operations and its talented and hard-working employees,” said Christopher D. Strong, President and Chief Executive Officer of Union Drilling. “It also delivers a significant premium to our loyal shareholders and allows our employees to continue to deliver on our strategic goal of revitalizing our fleet and investing in people, processes and equipment.”

Jon C. Cole, Chairman and CEO of Sidewinder, commented, “The acquisition of Union Drilling is strategically complementary for Sidewinder as it significantly increases our scale of operations, geographically broadens our exposure in the North American shale plays, meaningfully expands our customer base and provides substantial synergies. After we complete our acquisition of Union Drilling, we will have the scale and skilled workforce necessary to more effectively serve our customers in multiple geographies.”

Sidewinder has obtained fully committed financing, and the transaction is not subject to a financing condition.

RBC Capital Markets is acting as exclusive financial advisor, and Davis Polk & Wardwell LLP is serving as special counsel to Union Drilling.  Vinson & Elkins LLP is Sidewinder’s legal counsel. The debt financing commitment for the transaction has been provided by Jefferies and its affiliates, and Latham & Watkins LLP is acting as legal counsel to the lenders.

Additional Information
The tender offer described in this news release has not yet been commenced.  This news release and the description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of Union Drilling.  At the time the tender offer is commenced, Sidewinder and Fastball intend to file a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer and Union Drilling intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer.

INVESTORS AND UNION DRILLING, INC. STOCKHOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT AND RELATED MATERIALS (INCLUDING THE OFFER TO PURCHASE AND LETTER OF TRANSMITTAL) AND THE RELATED SOLICITATION/RECOMMENDATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ PRIOR TO MAKING A DECISION TO TENDER SHARES.  Stockholders of Union Drilling will be able to obtain a free copy of these documents (when they become available) and other documents filed by Union Drilling, Sidewinder or Fastball with the Securities and Exchange Commission (“SEC”) at the website maintained by the SEC at www.sec.gov. Additional information regarding Union Drilling directors and executive officers is also included in Union Drilling’s proxy statement for its 2012 annual meeting of stockholders and is included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2011.  In addition, stockholders will be able to obtain a free copy of the tender offer documents (when they become available) from the information agent named in the offer to purchase or from Sidewinder.

In connection with the potential one-step merger, Union Drilling would file a proxy statement with the Securities and Exchange Commission. Additionally, Union Drilling would file other relevant materials with the Securities and Exchange Commission in connection with the proposed acquisition of Union Drilling by Fastball. Union Drilling and its respective directors, executive officers and other members of their management and employees, under the Securities and Exchange Commission rules, may be deemed to be participants in the solicitation of proxies of Union Drilling stockholders in connection with the proposed merger. Information concerning the interests of Union Drilling’s participants in the solicitation, which may, in some cases, be different than those of Union Drilling’s stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available.

About Union Drilling
Union Drilling, Inc., headquartered in Fort Worth, Texas, provides contract land drilling services and equipment to oil and natural gas producers in the United States.  Union Drilling currently owns 53 rigs, including 2 which are under construction, and specializes in unconventional drilling techniques.

About Sidewinder Drilling
Sidewinder Drilling Inc., headquartered in Houston, Texas, is a drilling contractor which owns and operates a fleet of premium land rigs targeting unconventional oil and gas resource plays throughout the United States. Sidewinder meets the needs and demands of E&P companies with its new, fit-for-purpose fleet, demonstrated operating and safety systems and processes, and experienced management team. Sidewinder’s rigs are configured to minimize non-productive time via faster rig-up / rig-down and through the use of modern, efficient drilling and equipment. Sidewinder is a portfolio company of Avista Capital Partners.

About Avista Capital Partners
Avista Capital Partners is a leading private equity firm with over $4 billion under management and offices in New York, Houston and London. Founded in 2005, Avista’s strategy is to make controlling or influential minority investments in growth-oriented energy, healthcare, communications & media, industrials, and consumer businesses. Through its team of seasoned investment professionals and industry experts, Avista seeks to partner with exceptional management teams to invest in and add value to well-positioned businesses.

Contacts:

Union Drilling, Inc.	Sidewinder Drilling Inc.
Christopher D. Strong, CEO	Jon C. Cole, Chairman & CEO
Tina Castillo, CFO	Anthony Gallegos, CFO
817-735-8793	832-320-7600

DRG&L
Ken Dennard / Ben Burnham
713-529-6600

Forward Looking Information
Investors are cautioned that statements in this press release that are not strictly historical statements, including, without limitation, statements regarding expectations about the tender offer or future business plans, prospective performance and opportunities, regulatory approvals, the expected timing of the completion of the transaction and the ability to complete the transaction considering the various closing conditions, are forward-looking statements within the meaning of the federal securities laws and are subject to risks, uncertainties and assumptions.  These forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words.  The actual results of the transaction could vary materially as a result of a number of factors, including: uncertainties as to how many of Union Drilling’s stockholders will tender their stock in the offer; the possibility that competing offers will be made; and the possibility that various closing conditions for the transaction may not be satisfied or waived. Other factors that may cause actual results to differ materially include those set forth in the reports that Union Drilling files from time to time with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and quarterly and current reports on Form 10-Q and 8-K, including general economic and business conditions and industry trends, the continued strength or weakness of the contract land drilling industry in the geographic areas in which Union Drilling operates, decisions about onshore exploration and development projects to be made by oil and gas companies, the highly competitive nature of Union Drilling’s business, Union Drilling’s future financial performance, including availability, terms and deployment of capital, the continued availability of qualified personnel, and changes in, or Union Drilling’s failure or inability to comply with, government regulations, including those relating to workplace safety and the environment. These forward-looking statements reflect Union Drilling’s expectations as of the date of this press release. Union Drilling undertakes no obligation to update the information provided herein.